Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Abbreviation	Place of Incorporation
WuXi AppTec (BVI) Inc.	WXAT BVI	British Virgin Islands

WuXi AppTec Co., Ltd.	WXAT	PRC

WuXi AppTec (Shanghai) Co., Ltd.	WASH	PRC

Shanghai SynTheAll Pharmaceutical Co., Ltd.	STA	PRC

WuXi AppTec (Suzhou) Co., Ltd.	WASZ	PRC

WuXi AppTec (Tianjin) Co., Ltd.	WATJ	PRC

WuXi AppTec Holding Company, Inc.	AppTec Holding	United States

WuXi AppTec, Inc.	AppTec	United States

WX (BVI) Ltd.	WX (BVI)	British Virgin Islands

Kaipara Enterprises Ltd.	Kaipara	the Republic of Cyprus

Klivia Investments Sp. Z o.o.	Klivia	the Republic of Poland

WuXi AppTec Biopharmaceuticals Co., Ltd.	WABIO	PRC

WuXi AppTec (Wuhan) Co., Ltd.	WAWH	PRC

Shanghai AppTec (HK) Ltd.	AppTec HK	Hong Kong

Global Bond Investments Limited.	GB Investments	Hong Kong

Chemdepo, Inc.	Chemdepo	United States

WuXi AppTec UK, Ltd.	AppTec UK	United Kingdom

WuXi AppTec Sales, LLC.	AppTec Sales	United States

STA Pharmaceutical Hong Kong Ltd.	STA HK	Hong Kong

Shanghai STA Pharmaceutical R&D Co., Ltd.	STA R&D	PRC

WuXi PharmaTech Investment Holdings (Cayman) Inc.	Investment Holdings	United States

WuXi PharmaTech Investments (Cayman) Inc.	USD Fund GP GP	Cayman Islands

WuXi PharmaTech Fund I General Partner L.P.	USD Fund GP	Cayman Islands

WuXi PharmaTech Investment Management (Cayman) Inc.	USD Fund Manager	Cayman Islands

WuXi PharmaTech Healthcare Fund I L.P.	USD Fund	Cayman Islands

WuXi AppTec Investment & Development Co., Ltd.	WXAT I&D	PRC

WuXi AppTec Biomedical Investment Management L.P.	RMB Fund GP	PRC

WuXi AppTec Equity Investment Management Co., Ltd.	RMB Fund Manager	PRC

WuXi AppTec Investment Fund I L.P.	RMB Fund	PRC

Abgent, Inc.	Abgent	United States

Abgent Europe Limited	Abgent Europe	United Kingdom

Abgent Biotechnology (Suzhou) Co., Ltd.	Abgent Suzhou	PRC

MedKey Med-Tech Development Co., Ltd.	MedKey	PRC

SynTheAll (Changzhou) Pharmaceutical R&D Co., Ltd	STA R&D CZ	PRC

MedIShine Discovery, Inc.	NJMD	PRC

WuXi AppTec (HongKong) Limited	WAHK	Hong Kong

WuXi AppTec (Suzhou) Testing Technology Co., Ltd.	WXAT Testing SZ	PRC

WuXi AppTec (Haimen) Co., Ltd	WXAT Haimen	PRC

Changzhou SynTheAll Pharmaceutical Co., Ltd.	STA Changzhou	PRC

WuXi Biologics Holdings Co., Ltd	Biologics Holdings	PRC

WuXi AppTec LN (Cayman) Inc.	WXAT LN	Cayman

LabNetwork B.V.	LN Dutch	Netherlands.

LabNetwork Inc.	LN US	United States

XenoBiotic Laboratories, Inc.	XBL	United States

Sino Path Holdings Limited	SPHL	British Virgin Islands

XBL (BVI) Limited	XBL-BVI	British Virgin Islands

XBL-HK, Limited	XBL-HK	Hong Kong

XBL-China, Inc.	XBL-China	PRC

WuXi AppTec (Shanghai) Investment Management Co., Ltd.	WXAT IM	PRC

WuXi AppTec Lab Testing and Diagnosis (Shanghai) Co., Ltd.	WXAT SH Testing	PRC

WuXi Genomics, Inc.	WXG	Cayman Islands

WuXi Biologics (Cayman) Inc.	Biologics Cayman	Cayman Islands

WuXi Biologics (Hong Kong) Limited	Biologics HK	Hong Kong